CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment No. 33 to the Registration

Statement on Form N-1A of First Investors Tax Exempt Funds (File Nos. 002-82572 and 811-03690)

and to the use of our report dated February 27, 2009 relating to the December 31, 2008 financial statements and financial highlights of the First Investors Insured Tax Exempt Fund, First Investors

Insured Tax Exempt Fund II, and the twelve funds comprising the First Investors Single State Insured

Tax Exempt Funds, which are included in said Registration Statement.

/s/ Tait, Weller & Baker LLP

TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

April 24, 2009